                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

      PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

            DATE OF REPORT (DATE OF EARLIEST EVENT REPORT) JUNE 4, 1998

                            JDA SOFTWARE GROUP, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

      DELAWARE                       0-27876                  86-0787377
(STATE OR OTHER JURISDICTION       (COMMISSION               (IRS EMPLOYER
           OF INCORPORATION)       FILE NUMBER)            IDENTIFICATION NO.


11811 NORTH TATUM BLVD., SUITE 2000, PHOENIX, ARIZONA             85028
(ADDRESS OF PRINCIPLE EXECUTIVE OFFICES)                         (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (602) 404-5500

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            (a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

            (b)    PRO FORMA FINANCIAL INFORMATION

            (c)    EXHIBITS

                   23.1  CONSENT OF ARTHUR ANDERSEN LLP



                                   SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


                                    JDA SOFTWARE GROUP, INC.


DATE: AUGUST 14, 1998               BY: /S/ KRISTEN L. MAGNUSON
                                        -------------------------
                                        KRISTEN L. MAGNUSON
                                        SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                                        OFFICER, SECRETARY AND TREASURER

                     COMSHARE, INCORPORATED RETAIL BUSINESS

                              FINANCIAL STATEMENTS

                     AS OF JUNE 30, 1997 AND APRIL 30, 1998


             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                        [ARTHUR ANDERSEN LLP LETTERHEAD]





                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Comshare, Incorporated:

We have audited the accompanying special purpose statements of net assets to be sold of the COMSHARE, INCORPORATED RETAIL BUSINESS (as defined in Note 1) as of June 30, 1997 and April 30, 1998 and the related special purpose statements of operations to be sold and cash flows from operations to be sold for the years ended June 30, 1996 and 1997 and the ten months ended April 30, 1998. These financial statements are the responsibility of the Retail Business's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, these financial statements were prepared to present the net assets to be sold of the Comshare, Incorporated Retail Business and the related operations to be sold and cash flows from operations to be sold and are not intended to be a complete presentation of the Retail Business's assets, liabilities, operations and cash flows.

In our opinion, the special purpose statements referred to above present fairly, in all material respects, the net assets to be sold of the Comshare, Incorporated Retail Business as of June 30, 1997 and April 30, 1998 and the related operations to be sold and cash flows from operations to be sold for the years ended June 30, 1996 and 1997 and the ten months ended April 30, 1998 in conformity with generally accepted accounting principles.


                                             /s/ Arthur Andersen LLP

Detroit, Michigan
  June 2, 1998.

                     COMSHARE, INCORPORATED RETAIL BUSINESS
                       STATEMENT OF NET ASSETS TO BE SOLD
                                 (IN THOUSANDS)


                                        June 30,       April 30,
                                          1997           1998
                                        --------       ---------
ASSETS
Current assets
  Accounts receivable, less allowance
    for doubtful accounts of $190 and
    $233 as of June 30, 1997 and
    April 30, 1998, respectively         $4,564         $5,320
  Prepaid expenses and other current
    assets                                1,259            827
                                         ------         ------
    Total current assets                  5,823          6,147

Property and equipment, at cost
  Computers and other equipment           3,447          2,727
  Leasehold improvements                    422            425
                                         ------         ------
                                          3,869          3,152
  Less -- accumulated depreciation        3,052          2,556
                                         ------         ------
    Property and equipment, net             817            596

Computer software, net of accumulated
  amortization of $3,128 and $4,390
  as of June 30, 1997 and April 30,
  1998, respectively                      3,213          4,725

Other assets                                129             79
                                         ------         ------
Total assets                              9,982         11,547
                                         ------         ------

LIABILITIES

Current liabilities
  Accounts payable                        1,307          2,412
  Accrued liabilities:
    Payroll                                 702            796
    Taxes                                   454            287
    Other                                   234            529
                                         ------         ------
        Total accrued liabilities         1,390          1,612
  Deferred revenue                        2,038          2,527
                                         ------         ------
    Total current liabilities             4,735          6,551
                                         ------         ------
Commitments and contingencies

NET ASSETS TO BE SOLD                    $5,247         $4,996
                                         ======         ======

         The accompanying notes are an integral part of this statement.

                     COMSHARE, INCORPORATED RETAIL BUSINESS
                       STATEMENT OF OPERATIONS TO BE SOLD
                                 (IN THOUSANDS)

                                        Fiscal Year Ended          Ten Months
                                             June 30,            Ended April 30,
                                          1996       1997              1998
                                         -------    -------          -------
REVENUES
  Software licenses...................   $ 8,524    $ 7,764          $ 7,522
  Software maintenance...............      5,116      5,688            5,658
  Implementation, consulting and other
    services..........................     3,858      4,361            4,626
                                         -------    -------          -------
  TOTAL REVENUES......................    17,498     17,813           17,806

COSTS AND EXPENSES
  Selling and marketing...............     5,675      6,660            5,089
  Agent fees..........................       779        490              927
  Professional service................     3,155      4,211            3,797
  Cost of revenue and support.........     1,788      2,107            2,144
  Internal research and product
    development.......................     5,359      3,995            3,433
  Internally capitalized software.....    (2,206)    (2,278)          (2,773)
  Software amortization..............      1,230      2,027            1,262
  General and administrative..........       829      1,489            1,398
  Unusual charge......................     3,447         --               --
                                         -------     ------          -------
  TOTAL COSTS AND EXPENSES............    20,056     18,701           15,277
                                         -------     ------          -------
  NET INCOME (LOSS)...................   $(2,558)    $ (888)         $ 2,529
                                         =======     ======          =======

         The accompanying notes are an integral part of this statement.

                     COMSHARE, INCORPORATED RETAIL BUSINESS
               STATEMENT OF CASH FLOWS FROM OPERATIONS TO BE SOLD
                                 (IN THOUSANDS)

                                                             FISCAL YEAR ENDED
                                                                 JUNE 30,            TEN MONTHS
                                                            -------------------    ENDED APRIL 30,
                                                              1996       1997           1998
                                                            --------    -------    ---------------
OPERATING ACTIVITIES
Net income (loss)                                           $(2,558)    $  (888)       $ 2,529
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization                               1,374       2,167          1,538
  Write-off capitalized software                              3,447          --             --
Changes in operating assets and liabilities:
  Accounts receivable                                          (150)        329           (756)
  Prepaid expenses and other assets                            (361)        (58)           482
  Accounts payable                                              986      (1,290)         1,105
  Accrued liabilities                                           (15)       (208)           222
  Deferred revenue                                             (121)        168            489
                                                            -------     -------        -------
     Net cash provided by operating activities                2,602         220          5,609
                                                            -------     -------        -------

INVESTING ACTIVITIES
  Additions to computer software                             (2,206)     (2,278)        (2,773)
  Payments for property and equipment                          (531)       (468)           (56)
                                                            -------     -------        -------
     Net cash used in investing activities                   (2,737)     (2,746)        (2,829)
                                                            -------     -------        -------

FINANCING ACTIVITIES
  Net transfers from (to) Comshare, Incorporated                135       2,526         (2,780)
                                                            -------     -------        -------
NET CHANGE IN CASH                                               --          --             --
CASH AT BEGINNING OF PERIOD                                      --          --             --
                                                            -------     -------        -------
CASH AT END OF PERIOD                                       $    --     $    --        $    --
                                                            =======     =======        =======



         The accompanying notes are an integral part of this statement.

                     COMSHARE, INCORPORATED RETAIL BUSINESS

                         NOTES TO FINANCIAL STATEMENTS



1.  SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND ORGANIZATION. The accompanying special purpose financial statements of Comshare, Incorporated Retail Business (the "Retail Business") relate to the retail business of Comshare, Incorporated and its subsidiaries ("Comshare"). The accompanying special purpose statements have been derived from the historical financial statements of Comshare based upon assumptions and allocations management believe represent a reasonable basis for presenting the historical financial position and results of operations and cash flows from operations of the Retail Business.

The accompanying special purpose financial statements have been prepared in connection with the proposed sale of the Retail Business by Comshare to JDA Software Group, Inc. and JDA Arthur Software, Ltd. ("JDA").

The Retail Business's revenue consists of software license, software maintenance and implementation, consulting and other service revenue. This revenue includes the revenue related to the retail products that are to be sold to JDA and the non-retail products to be licensed by JDA and sold to retail customers. Some of the non-retail products that are to be licensed to JDA will require JDA to pay a royalty to Comshare. Software license revenue is recognized when a customer contract is fully executed and the software has been shipped. Software maintenance revenue, whether bundled with a product license or priced separately, is recorded as deferred revenue on the balance sheet when invoiced and is recognized over the term of the maintenance contract. Implementation, consulting and other services revenue is recognized as the services are performed.

The accompanying financial statements of the Retail Business include allocations of Comshare corporate expenses for items such as human resources, legal, accounting and information technology of approximately $370,000, $650,000 and $540,000 in fiscal years 1996 and 1997 and the ten months ended April 30, 1998, respectively. Additionally, allocations of certain insurance, employee benefit and other costs based upon overall programs administered by Comshare were included in the accompanying financial statements. These expenses have been allocated to the Retail Business based upon management estimates. Management believes the allocation methodology is reasonable and the allocated costs are comparable to those that the Retail Business would have incurred on a standalone basis. The accompanying financial statements include a royalty expense of approximately $550,000, $510,000 and $520,000 in fiscal years 1996 and 1997 and the ten months ended April 30, 1998, respectively. Management believes that these expenses represent the Retail Business's share of product development costs related to the non-retail products that are to be licensed by JDA. No product development costs for the non-retail products has been included in the accompanying financial statements. The Retail Business's accompanying financial statements do not include allocated expenses related to the corporate office and officers. These costs totalled $4.3 million, $3.5 million and $3.8 million for Comshare in fiscal years 1996 and 1997 and the ten months ended April 30, 1998, respectively. Additionally, no allocation of the $6.2 million restructuring charge in 1997 nor the $1.6 million unusual charge in 1998 were made to the accompanying financial statements of the Retail Business. The Retail Business's accompanying financial statements do not include an allocation of certain of Comshare's assets and liabilities not specifically identified to the Retail Business, including cash and debt. Other assets such as prepaid expenses and property and equipment have been allocated to the Retail Business based upon estimates made by management. The financial information included in the accompanying financial statements may not necessarily reflect the financial position, results of operations and cash flows from operations of the Retail Business in the future.

The Retail Business develops, markets and supports, client/server decision support applications software for the retail industry designed for business analysis, planning, reporting and decision making. The Retail Business also provides services such as maintenance, training, consulting and support services. The Retail Business markets its products through a direct sales force in the United States, Canada, United Kingdom, France and Germany and has a distributor network in certain other countries.

                     COMSHARE, INCORPORATED RETAIL BUSINESS

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)



EXPENSE CLASSIFICATION. Selling and marketing expense primarily includes employee costs, travel costs, facilities expenses and advertising. Cost of revenue and support includes personnel and other costs related to implementation and consulting services revenue, customer support costs and royalty expense for products licensed from others for use in the Retail Business's product offerings. Internal research and product development expense includes all such expense before computer software capitalization and amortization.

FOREIGN CURRENCY TRANSLATION. All assets and liabilities of the Retail Business's foreign operations are translated at current exchange rates and revenue and expenses are translated at monthly exchange rates. Resulting translation adjustments are reflected as a component of net assets.

COMPUTER SOFTWARE. The costs of developing and purchasing new software products and enhancements to existing software products are capitalized after technological feasibility is established. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenue, estimated economic product lives and changes in software and hardware technology. Beginning October 1, 1995, capitalized development costs were amortized using the straight-line method over a two-year service life (see Note
2). Previously, capitalized development costs were amortized using a rolling three-year method, effectively a service life of approximately six years. The policy is reevaluated and adjusted as necessary at the end of each accounting period. On an ongoing basis, management reviews the valuation and amortization of capitalized development costs. As part of this review, the Retail Business considers the value of future cash flows attributable to the capitalized development costs in evaluating potential impairment of the asset.

DEPRECIATION. The cost of depreciable assets is charged to operations on a straight-line basis. Principal service lives for computers and other equipment are three to five years. Leasehold improvements are amortized over the expected life of the asset or term of the lease, whichever is shorter.

OTHER ASSETS. In fiscal 1997, the Retail Business adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" which requires an evaluation of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. There was no adjustment to the Retail Business's financial statements in fiscal 1997 and the ten months ended April 30, 1998 as a result of this evaluation.

INCOME TAXES. The Retail Business operates as part of Comshare and the related Comshare income tax assets and provision have not been allocated to the Retail Business in the accompanying financial statements. Comshare accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Comshare does not provide a valuation allowance against certain deferred tax assets as management believes that it is more likely than not that the deferred tax assets will be realized through future taxable income or by using tax strategies currently available to Comshare. As these strategies are not available to the Retail Business, management has recorded a full valuation allowance against its deferred tax assets.

                     COMSHARE, INCORPORATED RETAIL BUSINESS

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

STOCK PLANS. The Retail Business accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion
(APB) No. 25 "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the stock at grant date over the amount an employee must pay to acquire the stock. As supplemental information, the Retail Business has provided pro forma disclosure of the fair value of stock options granted during fiscal years 1996 and 1997 and the ten months ended April 30, 1998 in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation." (See Note 5.)

SOFTWARE REVENUE RECOGNITION. The American Institute of Certified Public Accountants has issued Statement of Position 97-2 "Software Revenue Recognition" which establishes new guidance for recognizing revenue on software transactions. The Retail Business has not yet adopted this statement but is required to adopt this statement for the fiscal year ending June 30, 1999.

COMPREHENSIVE INCOME. The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" which establishes standards for reporting comprehensive income and its components in a full set of financial statements. Comprehensive income is defined as the total of net income and all other nonowner changes in equity. The Retail Business has not yet adopted this statement but is required to adopt this statement for the fiscal year ending June 30, 1999.

SEGMENTS OF AN ENTERPRISE. The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 131 "Disclosures About Segments of an Enterprise and Related Information" which establishes standards for disclosures of certain segment information based on the "management approach" which organizes segments within a company the way the chief operating decision maker of that company organizes the segments. The Retail Business has not yet adopted this statement but is required to adopt this statement for the fiscal year ending June 30, 1999.

USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results may differ from these estimates.

2. RESTRUCTURING AND UNUSUAL CHARGES

During the year ended June 30, 1996, the Retail Business recorded a $3,447,000 non-cash charge to write off certain capitalized software. The write-off resulted from the Retail Business's acceleration of its product development cycles in response to changes in the technological environment in the decision support application software market.

The write-off reflected the reduction of the estimated useful service life of the Retail Business's products and the amortization period for its capitalized software costs, prompted by the Retail Business's acceleration of its product development cycle. The reduction of the software amortization period to two years and a review of projected revenues over this two-year service life resulted in the write-off of unamortized capitalized software development costs.

                     COMSHARE, INCORPORATED RETAIL BUSINESS

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


3.   EMPLOYEE STOCK PURCHASE PLAN

The Retail Business's employees participate in Comshare's Employee Stock Purchase Plan (the "ESPP") which was approved by the shareholders in November 1994. A total of 300,000 shares of the Comshare's common stock have been reserved for issuance under the ESPP. The ESPP allows participating employees to purchase shares of the Comshare's common stock through payroll deductions at 85% of the lessor of fair market value at the beginning or end of each six month purchase period. Substantially all employees of the Retail Business are eligible to participate in the ESPP. Under the ESPP, 1,796 shares, 2,180 shares and 1,663 shares were issued in fiscal 1996 and 1997 and the ten months ended April 30, 1998, respectively. See Note 5 for pro forma SFAS 123 expense.

4.   BENEFIT PLANS

The Retail Business's employees participate in Comshare's profit sharing plan covering substantially all United States employees. The profit sharing plan provides for a minimum annual Comshare contribution of 2% of an employee's salary, and matching contributions based on employee 401(k) contributions. Comshare contributions, other than the above, are discretionary and are determined by the Board of Directors of Comshare. The total contributions for the plan for the Retail Business employees were $154,000, $121,000 and $51,000 in fiscal 1996 and 1997 and the ten months ended April 30, 1998, respectively.

Certain of the Retail Business's employees participate in benefit plans maintained by a Comshare subsidiary in the United Kingdom. These plans consist of a defined benefit plan for employees hired before January 1, 1994 and a defined contribution plan for employees hired after January 1, 1994. Effective April 1, 1997, the defined benefit plan was frozen, with no further contributions or benefits accruing under the plan. As of the same date, the defined contribution plan was amended, providing a minimum annual Comshare contribution of 2-1/2% of the employee's compensation, and matching contributions up to an additional 2-1/2% of compensation based on employee contributions. The defined contribution plan now covers substantially all United Kingdom employees. Prior to April 1, 1997, the defined contribution plan provided that participating employees contribute a minimum of 5% of their pensionable salary with the Retail Business contributing 5%. The expense for these plans, which was allocated to the Retail Business, was $105,000, $55,000 and $46,000 in fiscal 1996 and 1997 and the ten months ended April 30, 1998, respectively.

5.   STOCK OPTIONS

Employees of the Retail Business are eligible to participate in Comshare's stock option plans. These plans provide for the grant of incentive stock options to officers and key employees. Options under the plans are granted at 100% of market price on the date of the grant, and are exercisable at the rate of 25% per year after one year from the date of the grant and have a term of five years.

At April 30, 1998, Retail Business employees had 76,850 outstanding options and 9,000 exercisable options with exercise prices ranging from $4.08 to $27.25.

                     COMSHARE, INCORPORATED RETAIL BUSINESS

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


Using the intrinsic value method of accounting for the value of stock options granted to Retail Business employees during fiscal 1996 and 1997, and the ten months ended April 30, 1998, no compensation cost was recorded in the accompanying statement of operations to be sold. Had compensation costs been determined on the fair value at the date of grant for awards in fiscal 1996 and 1997 and the ten months ended April 30, 1998, consistent with the provisions of SFAS 123, additional expense of $89,000, $206,000 and $435,000 would have been recognized, respectively.

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model. Because the SFAS 123 method of accounting has not been applied to options granted prior to July 1, 1995, the resulting pro-forma compensation cost may not be representative of that to be expected in future years. The following weighted average assumptions were used in valuing the option grants:

                                   Fiscal Year               Fiscal Year             Ten Months
                                  Ended June 30,           Ended June 30,          Ended April 30,
                                      1996                      1997                    1998
                                  -------------            --------------          ---------------

Stock Option Plans:
  Expected life (years)                3.26                     3.26                    3.26
  Risk free interest rate              6.4%                     6.1%                    5.7%
  Expected stock price volatility       .59                      .56                     .71
  Expected dividend yield                -                        -                       -

Employee Stock Purchase Plan:
  Expected life (years)                 .50                       .50                     .50
  Risk free interest rate              6.4%                      6.1%                    5.7%
  Expected stock price volatility      .59                        .56                     .71
  Expected dividend yield                -                         -                       -


6.   LEASES

Comshare leases most of its office space, transportation and certain of its equipment and noncancelable capital and operating leases. Initial lease terms vary in length and several of the leases contain renewal options. The Retail Business is not subject to these lease commitments although Comshare allocates a portion of lease expense each year to the Retail Business. Total lease expense allocated was $1,294,000 in fiscal 1996, $1,231,000 in fiscal 1997 and $1,018,000 for the ten months ended April 30, 1998.

                     COMSHARE, INCORPORATED RETAIL BUSINESS

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


7. GEOGRAPHIC OPERATIONS AND SEGMENT INFORMATION

The following table summarizes selected financial information of the Retail Business's operations by geographic location (in thousands):


                                        Fiscal Year Ended June 30,     April 30,
                                          1996              1997         1998
                                        --------          --------     --------
Revenue from customers:
  North America                         $12,461            $13,106     $ 8,308
  International                           5,037              4,707       9,498
                                        -------            -------     -------
    Total revenue                       $17,498            $17,813     $17,806
                                        =======            =======     =======

Operating Income:
  North America                         $   115            $  (170)    $   757
  International                             774               (718)      1,772
                                        -------            -------     -------
    Total operating income                  889               (888)      2,529
Unallocated expenses, net                (3,447)               --          --
                                        -------            -------     -------
Income (loss) before taxes              $(2,558)           $  (888)    $ 2,529
                                        =======            =======     =======

Identifiable assets:
  North America                         $ 5,574            $ 5,415     $ 5,458
  International                           1,394              1,354       1,364
                                        -------            -------     -------
    Total identifiable assets             6,968              6,769       6,822
Computer software                         2,962              3,213       4,725
                                        -------            -------     -------
Total assets                            $ 9,930            $ 9,982     $11,547
                                        =======            =======     =======

Unallocated expenses include $3,447,000 of unusual charges related to the write-off of capitalized software in fiscal 1996.

The presentation of information on a geographical basis requires the use of estimation techniques and does not take into account the extent to which the Retail Business's marketing and management skills are interdependent.

The Retail Business operates in one business segment: the development and marketing of computer software and related services.

No customer accounted for more than 5% of total revenues in the fiscal years ended June 30, 1996 and 1997. For the ten months ended April 30, 1998, one customer accounted for approximately 9% of total revenue.

                     Comshare, Incorporated Retail Business

                         Notes to Financial Statements
                                  (Continued)

8.  BORROWINGS

Comshare entered into a $10 million credit agreement on September 23, 1997 with a bank which matures on October 1, 2000. Borrowings are secured by the accounts receivable of Comshare. The accounts receivable of the Retail Business are subject to this agreement.

9.  LITIGATION

The Retail Business is subject to certain litigation, being part of the business operations of Comshare. Comshare was involved in the following significant litigation:

Comshare and certain of its officers and directors are defendants in a shareholder class action suit, In Re Comshare, Incorporated Securities Litigation, filed in the United States District Court for the Eastern District of Michigan. This suit was described in Item 3 of Comshare's Annual Report on Form 10-K for the fiscal year ended June 30, 1997. On September 18, 1997 the Court dismissed all of the claims. The plaintiffs have filed an appeal of the dismissal with the U.S. Court of Appeals for the Sixth Circuit. Comshare is vigorously contesting the appeal.

                         PRO FORMA FINANCIAL INFORMATION


      In June 1998, JDA Software Group, Inc. acquired the Comshare, Incorporated Retail Business ("Arthur Retail") from Comshare, Incorporated, a Michigan corporation, for $44 million pursuant to an Asset Purchase Agreement dated June 4, 1998 (the "Acquisition"). Arthur Retail is a leading provider of strategic merchandise management software applications, including the Arthur and Boost Sales and Margin Planning applications marketed to the retail and packaged goods industries (collectively the "Arthur Enterprise Suite"). The purchase price was determined through an arms-length negotiation between the parties, and was allocated to the underlying assets, namely the intellectual property and other intangibles related to the Arthur Enterprise Suite, based on the Company's estimate of fair values and remaining economic lives. The excess of the purchase price over the fair value of the assets is being amortized over a period of ten years.

      The following unaudited consolidated pro forma statements of operations combine the historical statements of income of JDA Software Group, Inc. and Arthur Retail for the year ended December 31, 1997 and the six months ended June 30, 1998, giving effect to the Acquisition as if it had occurred at the beginning of each period. The Acquisition is accounted for in the pro forma financial information using the purchase method of accounting. A consolidated pro forma balance sheet is not presented herein as the Acquisition has been reflected in the condensed consolidated balance sheet filed by the Company in connection with its quarterly report on Form 10-Q for the quarter ended June 30, 1998.

      The detailed assumptions used to prepare the pro forma financial information are contained in the notes to the unaudited consolidated pro forma financial information. Pro forma adjustments for the acquisition of Arthur Retail are based upon preliminary estimates, available information and certain assumptions that the management of the Company deems appropriate. Final adjustments may differ from the pro forma adjustments presented herein. The unaudited consolidated pro forma financial information does not purport to represent the results of operations or the financial position of the Company that actually would have resulted had the Acquisition occurred as of the dates indicated, nor should it be taken as indicative of the future results of the operations or future financial position of the Company.

      The unaudited consolidated pro forma financial information should be read in conjunction with the separate historical financial statements and notes thereto reported by the Company in its annual report on Form 10-K/A for the year ended December 31, 1997 and quarterly report on Form 10-Q for the quarter ended June 30, 1998, and the financial statements of Comshare, Incorporated Retail Business as of June 30,1997 and April 30, 1998 (which are contained elsewhere herein).

                            JDA SOFTWARE GROUP, INC.

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                             HISTORICAL
                                                         ----------------------
                                                                        ARTHUR        PRO FORMA
                                                           JDA          RETAIL        ADJUSTMENTS         PRO FORMA
                                                           ---          ------        -----------         ---------
REVENUES:

     Software licenses                                   $42,041       $  8,610                           $  50,651
     Consulting, maintenance and other services           49,730         10,988                              60,718
                                                         -------       --------        --------           ---------
           Total revenues                                 91,771         19,598               0             111,369

COST OF REVENUES:
     Software licenses                                     1,145          1,333                               2,478
     Consulting, maintenance and other services           37,727          6,892                              44,619
                                                         -------       --------        --------           ---------
           Total cost of revenues                         38,872          8,225               0              47,097

GROSS PROFIT                                              52,899         11,373               0              64,272
                                                         -------       --------        --------           ---------


OPERATING EXPENSES:
     Product development                                  11,364          3,968              --              15,332
     Sales and marketing                                  12,633          6,499              --              19,132
     General and administrative                            9,532          1,432              --              10,964
     Internally capitalized software                           0         (2,980)          2,980 (2)               0
     Amortization expense                                      0          1,850            (489)(1)           1,361
     Purchased in-process research and development             0              0              --                   0
                                                         -------       --------        --------           ---------
                                                          33,529         10,769           2,491              46,789

INCOME (LOSS) FROM OPERATIONS                             19,370            604          (2,491)             17,483
     Other income (expense)                                1,407              0          (2,401)(3)            (994)
                                                         -------       --------        --------           ---------

INCOME (LOSS) BEFORE INCOME TAXES                         20,777            604          (4,892)             16,489
     Income tax (benefit) provision                        8,311              0          (1,715)(5)           6,596
                                                         =======       ========        ========           =========

NET INCOME (LOSS)                                        $12,466       $    604        ($ 3,177)          $   9,893
                                                         =======       ========        ========           =========

BASIC AND DILUTED EARNINGS(LOSS) PER SHARE               $  0.64                                          $    0.50
                                                         =======                                          =========

SHARES USED TO COMPUTE:
    Basic earnings per share                              19,617                                             19,617
                                                         =======                                          =========
    Diluted earnings per share                            19,664                                             19,664
                                                         =======                                          =========

                            JDA SOFTWARE GROUP, INC.

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               HISTORICAL
                                                         ------------------------
                                                                          ARTHUR       PRO FORMA
                                                           JDA            RETAIL       ADJUSTMENTS         PRO FORMA
                                                           ---            ------       -----------         ---------
REVENUES:
     Software licenses                                   $ 24,361        $  3,417                           $27,778
     Consulting, maintenance and other services            42,218           4,813                            47,031
                                                         --------        --------        --------           -------
           Total revenues                                  66,579           8,230               0            74,809

COST OF REVENUES:
     Software licenses                                      1,108             133                             1,241
     Consulting, maintenance and other services            29,889           2,842                            32,731
                                                         --------        --------        --------           -------
           Total cost of revenues                          30,997           2,975               0            33,972

GROSS PROFIT                                               35,582           5,255               0            40,837
                                                         --------        --------        --------           -------


OPERATING EXPENSES:
     Product development                                    9,032           1,702                            10,734
     Sales and marketing                                    8,496           2,530                            11,026
     General and administrative                             6,540             674                             7,214
     Internally capitalized software                            0          (1,026)          1,026 (2)             0
     Amortization expense                                       0             464             216 (1)           680
     Purchased in-process research and development         40,000               0         (40,000)(4)             0
                                                         --------        --------        --------           -------
                                                           64,068           4,344         (38,758)           29,654

INCOME (LOSS) FROM OPERATIONS                             (28,486)            911          38,758            11,183
     Other income (expense)                                 1,175               0          (1,079)(3)            96
                                                         --------        --------        --------           -------

INCOME (LOSS) BEFORE INCOME TAXES                         (27,311)            911          37,679            11,279
     Income tax (benefit) provision                       (11,463)              0          15,975 (4),(5)     4,512
                                                         --------        --------        --------           -------

NET INCOME (LOSS)                                        ($15,848)       $    911        $ 21,704           $ 6,767
                                                         ========        ========        ========           =======

BASIC AND DILUTED EARNINGS(LOSS) PER SHARE               ($  0.76)                                          $  0.32

SHARES USED TO COMPUTE:
     Basic earnings (loss) per share                       20,987                                            20,987
                                                         ========                                           =======
     Diluted earnings (loss) per share                     20,987                                            21,342
                                                         ========                                           =======

              NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


The following explanations describe the assumptions used in determining the pro forma adjustments necessary to present the pro forma statements of operations of the Company for the year ended December 31, 1997 and the six months ended June 30, 1998.

The historical operating results shown for Arthur Retail for the year ended December 31, 1997 include the historical Statement of Operations to be Sold of Comshare, Incorporated Retail Business for the ten months ended April 30, 1998, as adjusted by subtracting the operating results for the four months ended April 30,1998 and adding the operating results for the six months ended June 30, 1997. Management believes the operating results, as adjusted, include all adjustments and reclassifications necessary for a fair and comparable presentation with historical results.

The historical operating results shown for Arthur Retail in the Pro Forma Statement of Operations for the six months ended June 30, 1998 include the historical Statement of Operations to be Sold of Comshare, Incorporated Retail Business for the ten months ended April 30, 1998, as adjusted by subtracting the operating results for the six months ended December 31, 1997 and adding operating results for the month of May 1998. Accordingly, the historical operating results shown for Arthur Retail represent the period from January 1, 1998 to June 4, 1998. The June 1998 operating results of Arthur Retail have been included in the historical financial statements of JDA Software Group, Inc. from the date of acquisition. Management believes the operating results, as adjusted, include all adjustments and reclassifications necessary for a fair and comparable presentation with historical results.

The pro forma statements of operations for the year ended December 31, 1997 and six months ended June 30, 1998 do not include the effect of a $40 million one-time charge for purchased in-process technology and related income tax benefit of $16.2 million. In-process technology includes the value of products acquired from Arthur Retail that were in the development stage and for which technological feasibility had not been established. The Company does not believe these products have any alternative future use.

The pro forma statements of operations for the year ended December 31, 1997 and the six months ended June 30,1998 include the effect of the Company's three-for-two stock split effected in the form of a 50% stock dividend that occurred on July 17, 1998.

1. Entry records the increase (decrease) in amortization expense arising from the purchase accounting adjustments as follows:

                                                           Amortization       Year Ended         Six Months Ended
                                                               Period           12-31-97            6-30-98
                                                               ------           --------            -------
      Developed Software                                       7 Years          $   286              $ 143
      Customer List                                            11 Years             291                145
      Assembled Workforce                                      3 Years              500                250
      Goodwill                                                 10 Years             284                142
                                                                                -------              -----
                                                                                $ 1,361              $ 680

      Less amounts recorded in the
      Historical financial statements of Arthur Retail                           (1,850)              (464)
                                                                                -------              -----

      Purchase accounting adjustment                                            $  (489)             $ 216
                                                                                -------              -----

2. Entry reverses the internally capitalized software on Arthur Retail. The Company's policy is to expense the costs to develop new software products and enhancements to existing software products until technological feasibility has been established. The Company believes its current process for developing software is essentially completed concurrent with the establishment of technological feasibility, and accordingly, no costs are capitalized. The Company considers technological feasibility to have occurred when all planning, designing, coding and testing have been completed according to design specifications.


3. Entry records the opportunity costs related to interest that would be forfeited on invested cash balances and additional interest expense that would be incurred on borrowings necessary to effect the Acquisition as of January 1, 1997 and January 1, 1998, as appropriate. The entry presumes the Company would utilize all but $1 million of its available cash balances as of those dates to effect the Acquisition.


4. Entry reverses the one-time charge for purchased in-process technology and related income tax benefit recorded by JDA in connection with the Acquisition. The one-time charge is reflected in the historical operating results of JDA for the six months ended June 30, 1998.


5. Entry records the income tax effect on the income of Arthur Retail and the purchase accounting adjustments at a blended rate of 40% for the year ended December 31, 1997 and six months ended June 30, 1998.

                              Index to Exhibits

   Exhibit
     No.       Description
   -------     -----------
    23.1       CONSENT OF ARTHER ANDERSEN LLP